Exhibit 99.1

Enveric Biosciences Reports First Quarter 2024 Financial and Corporate Results

Revealed seven classes of promising novel drug candidates discovered using Enveric’s Psybrary™ and PsyAI™ drug discovery and artificial intelligence (AI) platforms

Launched business development campaign that resulted in the execution of seven non-binding term sheets with four strategic partners that upon entering into definitive agreements and performing pursuant to the terms thereof could potentially total up to approximately $410 Million in milestone payments, plus future royalties

Leading non-hallucinogenic neuroplastogen drug candidate, EB-003, continues to advance toward IND filing and subsequent Phase 1 clinical trial

Proceeds raised from the exercise of warrants, preferred investment options, and inducement warrants total $4.5 million

CAMBRIDGE, Mass., May 15, 2024 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today provided a corporate update and reported financial results for the first quarter of 2024 ended March 31, 2024.

“We believe the first quarter of 2024 was a highly productive period for Enveric as the Company continued to advance development of the lead neuroplastogen drug candidate, EB-003, in preparation for an Investigational New Drug (IND) application and the expected initiation of a planned clinical development program,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “We continue to receive significant interest from strategic partners in the pharmaceutical industry for new drug candidates that target depression and anxiety disorders. We believe there is a need for new therapeutics that could potentially provide the anxiolytic and antidepressant properties clinically reported in the literature for certain psychedelic compounds without, at the same time, inducing the hallmark hallucinatory effects that defines such agents.”

Tucker continued, “Enveric anticipates that eliminating the hallucinogenic activity could allow for more convenient outpatient dosing and result in more predictable and durable treatment benefit to patients. EB-003 was designed specifically to address this major safety profile deficiency in the first-generation psychedelic approach to treating neuropsychiatric illness, and we are excited to advance its development.”

Tucker added, “In addition to progress with EB-003, we believe the first quarter confirmed the value produced by Enveric’s drug discovery engine with the unveiling of more than one thousand proprietary drug candidates generated to date, around which the Company has built a substantial intellectual property estate. Through the first quarter and moving into the second quarter of 2024, we have received interest from potential strategic out-licensing partners in these molecules by executing seven distinct non-binding terms sheets with four separate biotechnology companies. The new business relationships, if finalized in definitive agreements, offer a potential source of non-dilutive revenue through the Company meeting certain development and sales milestones, which could support Enveric’s ability to advance its lead asset, EB-003, and further build shareholder value.”

FIRST QUARTER AND RECENT UPDATES

Corporate, Product and Business Development Highlights:

●	Unveiled library of drug candidates, protected by Enveric’s intellectual property portfolio, that spans seven distinct molecule classes
●	Launched targeted business development campaign to unlock value from Enveric’s library of drug candidates through potential out-licensing
●	Executed seven non-binding out-license term sheets distributed among four strategic partners. The drug candidates to be potentially out-licensed are derived from both psychedelic and cannabinoid structures, and target cancer, joint disease, and neuropsychiatric indications
●	The seven term sheets, if converted into definitive agreements and the Company performs pursuant to the terms thereof, could represent an aggregate in milestone payments that could total up to approximately $410 Million, plus future royalties
●	Further advanced Enveric’s lead preclinical asset, EB-003, in support of upcoming IND submission and subsequent initiation of a Phase 1 clinical trial

FOURTH QUARTER AND FISCAL YEAR ENDED 2023 FINANCIAL RESULTS

Net loss attributable to stockholders was $2.46 million for the first quarter ended March 31, 2024, including $0.42 million in net non-cash expense, with a basic and diluted loss per share of $0.61, as compared to a net loss of $4.80 million, including $.46 million in net non-cash expense, with a basic and diluted loss per share of $2.31 for the quarter ended March 31, 2023. The Company had cash-on-hand of $6.36 million for the quarter ended March 31, 2024.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of new chemical entities for specific mental health indications. Enveric’s lead program, EB-003, is a first-in-class approach to the treatment of difficult-to-address mental health disorders designed to promote neuroplasticity without inducing hallucinations in the patient. Enveric is also developing EB-002, formerly EB-373, a next generation synthetic prodrug of the active metabolite, psilocin, being studied as a treatment of psychiatric disorders. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: negotiate and finalize definitive agreements based on any of its out-licensing term sheets and perform pursuant to the terms thereof; carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

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Tiberend Strategic Advisors, Inc.

Casey McDonald

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